Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-75144) of LendingTree, Inc. of our report dated June 20, 2002 relating to the financial statements of LendingTree 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
June 20, 2002